UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2016
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National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway, Suite 200 Greenwood Village, Colorado, 80111 (Address of principal executive offices)
(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre‑commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐ Pre‑commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 8.01 Other Events
On June 28, 2016, National Storage Affiliates Trust (the “Company”) filed with the Securities and Exchange Commission a preliminary prospectus supplement and accompanying prospectus (the "Preliminary Prospectus") under its effective shelf registration statement on Form S-3 pursuant to Rule 424 under the Securities Act of 1933, as amended, relating to a proposed public offering of 8,750,000 of the Company’s common shares of beneficial interest, $0.01 par value per share (the “Offering”). The preliminary prospectus supplement contains certain updated disclosure regarding the Company’s business. There can be no assurance that the Company will be able to complete the Offering on the terms described above or at all.
Recent Developments
Self Storage Property Acquisitions
As of March 31, 2016, the Company owned 293 self storage properties, located in 17 states, comprising approximately 16.8 million rentable square feet, configured in approximately 130,000 storage units. As of March 31, 2016, the properties had, in the aggregate, a weighted average period-end occupancy of 89.4%.
From April 1, 2016 through June 28, 2016, the Company acquired 25 self storage properties located in nine states, comprising approximately 1.9 million rentable square feet, configured in approximately 19,000 storage units for approximately $200 million. Consideration for these acquisitions included approximately $68 million of cash (including approximately $6 million of debt assumed and repaid in the days immediately following the acquisitions), equity in the Company’s operating partnership, NSA OP, LP, a Delaware limited partnership of which the Company is the sole general partner, of approximately $81 million (consisting of 2,400,263 Class A common units of limited partner interest (“OP units”) and 1,467,386 Class B common units of limited partner interest (“subordinated performance units”) and the assumption of $51 million of mortgage indebtedness and other working capital liabilities. Of these acquisitions, 15 were acquired by the Company from the Company's existing participating regional operators (“PROs”), including 14 self storage properties in April 2016 with a fair value of approximately $130 million from parties related to Hide-Away, which the Company added as the Company's seventh PRO at the time of these acquisitions, and 10 were acquired by the Company from third-party sellers.
Based on the Company's underwriting, the Company believes the aggregate purchase price of the 25 properties acquired since April 1, 2016 represents a weighted average underwritten capitalization rate of approximately 6.7%.
The Company has also entered into contracts to acquire 29 self storage properties located in six states, comprising approximately 2.1 million rentable square feet, configured in approximately 18,000 storage units for aggregate consideration of approximately $190 million, including a 22 property portfolio in California for aggregate consideration of approximately $154 million. Consideration for these acquisitions is expected to include approximately $187 million of cash and OP equity of approximately $3 million. Of these acquisitions, the Company expects that one will be acquired by the Company from a PRO and 28 will be acquired by the Company from third-party sellers. Although the Company currently expects to complete these acquisitions during the third quarter of 2016, the Company's acquisition of these properties is subject to customary closing conditions and there is no assurance that these properties will be acquired or will be acquired at the time or pursuant to the terms currently contemplated.
Based on the Company's underwriting, the Company believes the estimated aggregate purchase price of the 29 properties under contract represents a weighted average underwritten capitalization rate of approximately 6.3%.
The Company calculates weighted average underwritten capitalization rate by dividing the anticipated cash net operating income the Company expects to derive from the self storage properties acquired or under contract for the twelve months immediately following the Company's acquisition or expected acquisition date, as applicable (based upon information provided to the Company by the sellers of these properties in the diligence process and certain assumptions applied by the Company related to anticipated occupancy, rental rates and expenses over such period), by the total aggregate purchase price. The Company calculated the anticipated cash net operating income by subtracting anticipated operating expenses (before interest expense and depreciation and amortization) at each property from the anticipated cash income from the property.
The Company has weighted the underwritten capitalization rate based on purchase price.
The Company cautions you not to place undue reliance on the Company's weighted average underwritten capitalization rates for the self storage properties the Company acquired since April 1, 2016 or had under contract because they are based on information provided to the Company by the sellers of these properties in the diligence process and certain assumptions applied by the Company related to anticipated occupancy, rental rates and expenses over the twelve months immediately following the Company's acquisition or expected acquisition date, as applicable, and they are calculated on a non-GAAP basis. The Company's experience operating these properties may change the Company's expectations with respect to the Company's weighted average underwritten capitalization rates. In addition, the actual weighted average capitalization rates may differ from the underwritten weighted average capitalization rates described above based on numerous factors, including the Company's difficulties achieving assumed occupancy and/or rental rates, unanticipated expenses, the results of the Company's final purchase price allocation and property tax reassessments, as well as the risk factors set forth in the Preliminary Prospectus and documents incorporated by reference therein. The Company can provide no assurance that the actual capitalization rates for these properties will be consistent with the weighted average underwritten capitalization rates set forth above.
The Company also continues to actively track and evaluate a robust pipeline of self storage properties.
Changes to the Company's Credit Facility
On May 6, 2016, the Company entered into an amended and restated credit facility with a syndicated group of lenders. The amendment increased the borrowing capacity of the credit facility by $125.0 million for a total credit facility of $675.0 million, consisting of three components: (i) a revolving line of credit that provides for a total borrowing commitment up to $350.0 million (the “Revolver”), (ii) a $225.0 million tranche A term loan facility (the “Term Loan A”), and (iii) a

$100.0 million tranche B loan facility (the “Term Loan B” and together with the Revolver and the Term Loan A, the “Facilities”), extended the maturity dates and reallocated borrowings among the Facilities. For additional detail on the Facilities, see “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.
As of June 27, 2016, $225 million was outstanding under the Term Loan A, $100 million was outstanding under the Term Loan B and $196 million was outstanding under the Revolver and the Company had the capacity to borrow the full remaining Revolver commitments of $154 million.
Term Loan Facility Commitment
The Company currently has commitments with a syndicated group of lenders to enter into a $100 million term loan facility, which is expected to bear interest at one-month to six-month LIBOR plus an applicable margin ranging from 1.75% to 2.35% and mature in seven years from the date of the closing. There can be no assurance that the Company will be able to enter into this term loan facility on the terms described above or at all.
After giving effect to the assumption and incurrence of debt in connection with the acquisition of the self storage properties described above (other than the self storage properties under contract), the amendment and restatement of the Company’s credit facility and the application of the net proceeds from the proposed Offering as described under "Use of Proceeds" in the Preliminary Prospectus and assuming a full draw on the $100 million term loan facility at closing, the Company’s debt would have a weighted average interest rate of 3.2% and a weighted average maturity of 6.6 years. The following table summarizes the Company’s debt maturities after giving effect to these transactions, including the proposed Offering (dollars in millions):

Year Ending December 31,
2016	2017	2018	2019	2020	2021	2022	2023	2024	Thereafter	Total
$7.0	$13.4	$6.5	—	$42.8	$227.1	$99.1	$180.0	$20.8	$49.5	$646.2

FORWARD-LOOKING STATEMENTS
The Company makes forward-looking statements in this report that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may," or similar expressions, we intend to identify forward-looking statements.
The forward-looking statements contained in this report reflect the Company's current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement.
Statements regarding the following subjects, among others, may be forward-looking:

•	market trends in the Company's industry, interest rates, the debt and lending markets or the general economy;

•	the Company's business and investment strategy;

•	the acquisition of properties, including the ability of the Company's acquisitions to achieve underwritten capitalization rates and the Company's ability to execute on its acquisition pipeline;

•	timing of acquisitions;

•	the Company's relationships with, and its ability and timing to attract additional, PROs;

•	the Company's ability to effectively align the interests of its PROs with the Company and its shareholders;

•	the integration of the Company's PROs and their contributed portfolios into the Company, including into its financial and operational reporting infrastructure and internal control framework;

•
the Company's operating performance and projected operating results, including its ability to achieve market rents and occupancy levels, reduce operating expenditures and increase the sale of ancillary products and services;

•	the Company's ability to access additional off-market acquisitions;

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actions and initiatives of the U.S. federal, state and local government and changes to U.S. federal, state and local government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. economy generally or in specific geographic regions, states or municipalities;

•	economic trends and economic recoveries;

•	the Company's ability to obtain and maintain financing arrangements on favorable terms;

•	general volatility of the securities markets in which the Company participates;

•	changes in the value of the Company's assets;

•	projected capital expenditures;

•	the impact of technology on the Company's products, operations, and business;

•	the implementation of the Company's technology and best practices programs (including its ability to effectively implement its integrated Internet marketing strategy);

•	changes in interest rates and the degree to which the Company's hedging strategies may or may not protect it from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	the Company's ability to qualify, and maintain its qualification, as a REIT for U.S. federal income tax purposes;

•	availability of qualified personnel;

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the timing of conversions of subordinated performance units in the Company's operating partnership and subsidiaries of its operating partnership into OP units in its operating partnership, the conversion ratio in effect at such time, and the impact of such convertibility on its diluted earnings (loss) per share;

•	estimates relating to the Company's ability to make distributions to its shareholders in the future; and

•	the Company's understanding of its competition.
The forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Readers should carefully review the Company's financial statements and the notes thereto, as well as the sections entitled "Business," "Risk Factors," "Properties," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," described in the Company's Preliminary Prospectus and Annual Report on Form 10-K filed with the SEC on March 10, 2016 (the "Annual Report"), and the other documents we file from time to time with the Securities and Exchange Commission. If a change occurs, the Company's business, financial condition, liquidity and results of operations may vary materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Storage Affiliates Trust

By:	/s/ TAMARA D. FISCHER
Name:	Tamara D. Fischer
Title:	Executive Vice President and Chief Financial Officer

Date: June 28, 2016